Exhibit 10.4

Richard S. Francis
101 East Crafton Ave.
Pittsburgh, PA 15205

February 21, 2006

Board of Directors of XRG, Inc.
C/o Michael Cronin
Johnson, Pope, Bokor, Ruppel, and Burns, LLP
911 Chestnut Street
Clearwater, FL 33756

To The Board of Directors of XRG, Inc.:

Please accept this as my notice to resign my position as CEO of XRG, Inc., and my Directorship from the Board of Directors effective immediately. Thank you.

Sincerely,

/s/ Richard S. Francis
Richard S. Francis